Exhibit 99.1

PRESSTEK REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

HUDSON, NH – January 24, 2008 – Presstek, Inc. (Nasdaq:PRST) today reported results for the third quarter of 2007.  The net loss from continuing operations for the third quarter was $3.6 million, or $.10 per share. This compares to a net loss of $40,000, or $.00 per share, in the third quarter of last year. The third quarter 2007 loss includes a pre-tax impact of $6.3 million in charges primarily related to previously disclosed reviews of inventory and receivables conducted by the company.

Consolidated revenue from continuing operations was $59.6 million, down $1.8 million from the same quarter last year. As a result of the previously disclosed review of European business and revenue recognition practices, the company identified certain revenue transactions totaling $1.5 million that were incorrectly recorded in prior quarters, and were reversed in the third quarter of 2007. Absent this adjustment, third quarter revenue was essentially flat from the prior year.

Presstek President and Chief Executive Officer Jeff Jacobson said, “As you know, we have experienced some temporary disruptions to our business over the past several months related to an extensive worldwide review of inventory and receivables, as well as certain European business processes and revenue recognition practices. As reported in our December 19, 2007 press release, these disruptions have negatively impacted our third quarter results and will also impact our fourth quarter results to a lesser extent. Our Business Improvement Plan which we announced on October 25, 2007 is well underway and on track and, based upon actions already taken, we now expect we will exceed our previously announced 9% reduction in headcount. We are looking forward to a much improved 2008.”

The company reported that debt net of cash was $30.0 million as of September 29, 2007, down $2.7 million from the end of the second quarter and down $7.0 million, or 19%, from the high point at the end of first quarter 2007. “I am pleased with our improving cash position and note that this trend has continued through the fourth quarter of 2007,” said Jacobson. “This strong focus on cash will provide us with the liquidity we need to grow our business.  We have been saying all along that it is our goal to drive operational excellence and we are starting to see positive results.”

Revenue from the company’s growth product portfolio, which includes the 34DI and 52DI digital offset solutions, Lasertel operations, and the Presstek family of chemistry-free computer-to-plate (CTP) solutions, comprised 50% of total revenue in the third quarter of 2007 (excluding the adjustment for prior period transactions noted above), up from 41% of total revenue in the same quarter last year. Revenue from the growth product portfolio was up 22% over the prior year period, led by a 24% increase in DI press sales.

Consolidated gross margin was $14.8 million in the third quarter, or 24.8% of revenue. This includes $4.0 million of charges primarily related to inventory, including $2.7 million of excess and obsolete, as well as physical inventory charges of $0.4 million. The excess and obsolete reserve increase covers various product areas, and was necessitated by certain product strategy and methodology changes. Excluding these charges, gross margin would have been 31.5%, up from 29.4% in Q3 of last year.

Operating expenses in the third quarter totaled $21.1 million, including charges of $2.2 million related to increased receivable reserves and legal and professional accruals. Also included were $0.4 million of restructuring charges related primarily to the company’s Canadian operation.

Presstek’s Lasertel operation recorded external sales of $2.0 million for the third quarter of 2007, up from $1.8 million in the same quarter last year. Lasertel recorded an operating loss in Q3 of $1.4 million, driven by increased receivable reserves, physical inventory adjustments, and a change in inventory accounting practices.

Additionally, the company plans to report in its September 29, 2007 Form 10-Q  that management identified material weaknesses in internal control over financial reporting related to revenue recognition, as well as account reconciliation processes in the company’s European operation. Presstek has initiated actions to remediate these material weaknesses.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future. A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below. Supplemental Financial Information has been provided with this release to provide additional details on the company’s performance.

Conference Call and Webcast
Management will discuss Presstek’s third quarter 2007 results in a conference call today at 5:00 p.m. (ET).

To participate in the conference call, please dial 888-873-4896 (domestic) or 617-213-8850 (international). The pass code for the call is 71152452.  Additionally, a live web cast of the conference call will be available on the “Investor Events Calendar” page on the company’s web site at www.presstek.com/investors/calendar.html .

A replay of this conference call will be available from 7:00 p.m. Eastern Time on Thursday, January 24, 2008 through midnight Eastern Time on January 31, 2008 at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 54182471.  An archived web cast of this conference call will also be available on the “Investor Events Calendar” page of the company’s web site, at www.presstek.com/investors/calendar.html.

About Presstek
Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the results of internal reviews and their impact on future performance, expected improvement in 2008 performance, operating income (loss), improving cash position, anticipated results from the company’s Business Improvement Plan, anticipated headcount reductions, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue, the results and impact of the company’s internal reviews, the ability of the company to achieve the objectives of its Business Improvement Plan, the timing of the filing of the company’s 10-Q for the period ending September 29, 2007, the ability of the company to meet its stated financial and operational objectives, the possible delisting of the company’s stock from the Nasdaq Stock Market, the company's dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:                       Investor Relations, Presstek
            (603) 594-8585 x3559
            investorrelations@presstek.com

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Nine months ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006

Revenue
Product	$50,124	$50,578	$164,239	$164,924
Service and parts	9,488	10,841	29,276	34,705
Total revenue	59,612	61,419	193,515	199,629

Cost of revenue
Product	36,759	35,280	117,086	114,962
Service and parts	8,097	8,095	24,568	25,074
Total cost of revenue	44,856	43,375	141,654	140,036

Gross profit	14,756	18,044	51,861	59,593

Operating expenses
Research and development	1,492	1,660	4,746	4,885
Sales, marketing and customer support	9,503	9,920	30,319	29,824
General and administrative	9,150	5,585	24,407	14,738
Amortization of intangible assets	577	807	1,999	2,336
Restructuring and other charges	398	(208)	1,527	(208)
Total operating expenses	21,120	17,764	62,998	51,575

Income (loss) from operations	(6,364)	280	(11,137)	8,018
Interest and other expense, net	(586)	(96)	(2,476)	(1,264)

Income (loss) before income taxes	(6,950)	184	(13,613)	6,754
Provision (benefit) for income taxes	(3,324)	224	(4,267)	1,237

Income (loss) from continuing operations	(3,626)	(40)	(9,346)	5,517
Gain (loss) from discontinued operations, net of tax	$10	(383)	$(78)	(470)

Net income (loss)	$(3,616)	$(423)	$(9,424)	$5,047

Earnings (loss) per share - basic
Income (loss) from continuing operations	$(0.10)	$(0.00)	$(0.26)	$0.15
Gain (loss) from discontinued operations	0.00	(0.01)	(0.00)	(0.01)
	$(0.10)	$(0.01)	$(0.26)	$0.14
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$(0.10)	$(0.00)	$(0.26)	$0.15
Gain (loss) from discontinued operations	0.00	(0.01)	(0.00)	(0.01)
	$(0.10)	$(0.01)	$(0.26)	$0.14

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,545	35,609	36,080	35,541
Dilutive effect of options	-	-	-	386
Weighed average shares outstanding - diluted	36,545	35,609	36,080	35,927

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 29,	December 30,
	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$8,253	$9,449
Accounts receivable, net	49,051	53,158
Inventories, net	50,226	46,050
Assets of discontinued operations	74	3,321
Deferred income taxes	4,210	4,162
Other current assets	3,103	2,600
Total current assets	114,917	118,740

Property, plant and equipment, net	39,500	42,194
Goodwill	19,807	20,280
Intangible assets, net	6,750	8,741
Deferred income taxes	11,896	7,515
Other noncurrent assets	946	544

Total assets	$193,816	$198,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$7,039	$7,037
Line of credit	21,000	15,000
Accounts payable	21,982	27,126
Accrued expenses	16,088	10,471
Deferred revenue	7,532	7,901
Liabilities of discontinued operations	722	3,707
Total current liabilities	74,363	71,242

Long-term debt and capital lease obligation, less current portion	10,259	15,535

Total liabilities	84,622	86,777

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	357
Additional paid-in capital	115,276	108,769
Accumulated other comprehensive income	1,162	297
Retained earnings (accumulated deficit)	(7,610)	1,814
Total stockholders' equity	109,194	111,237

Total liabilities and stockholders' equity	$193,816	$198,014

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007
Key Units
Presstek DI Presses (Excludes QMDI)	44	36	54	44	51	37
Presstek CtP Platesetters (Excludes DPM)	64	36	35	44	47	47

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	13,952	11,340	17,248	15,215	18,873	13,071
DI Kits	417	397	429	870	462	125
DI Plates	3,499	3,386	3,778	3,996	4,306	4,567
Total DI Revenue	17,869	15,123	21,455	20,081	23,641	17,763

Presstek CtP Platesetters (Excludes DPM)	4,883	2,643	2,539	3,415	3,753	2,962
Chemistry Free CtP Plates	4,155	4,449	3,976	4,953	4,914	5,034
Total CtP Revenue	9,038	7,092	6,515	8,368	8,667	7,996

Service Transfer	(788)	(633)	(1,001)	(913)	(1,253)	(1,105)
Service Revenue	1,600	1,464	2,012	1,983	2,368	2,184
Lasertel Revenue	1,886	1,807	1,874	1,689	2,186	1,951

Total Revenue - Growth Portfolio (B)	29,604	24,853	30,855	31,209	35,608	28,789

Revenue - Traditional Portfolio
QMDI Platform	8,071	6,228	6,880	5,243	5,750	5,121
Polyester CtP Platform	6,132	5,690	5,257	5,477	5,529	4,961
Other DI Plates	2,162	2,134	2,289	2,263	2,571	2,541
Conventional/Other	15,140	13,387	12,782	13,276	12,039	11,109
Total Product Revenue - Traditional	31,505	27,439	27,207	26,259	25,889	23,732

Service Transfer	(306)	(251)	(249)	(249)	(246)	(219)
Service Revenue - Traditional	10,079	9,378	8,253	7,933	7,500	7,310

Total Revenue - Traditional Portfolio (B)	41,278	36,567	35,211	33,943	33,143	30,823

Total Revenue (B)	70,882	61,419	66,066	65,152	68,751	59,612

Product Revenue Components %
Digital	76.7%	76.6%	79.4%	78.4%	82.1%	80.2%
Analog	23.3%	23.4%	20.6%	21.6%	17.9%	19.8%

Geographic Revenues (Origination) (B)
North America	54,590	48,099	51,990	46,133	51,454	46,789
Europe	16,292	13,319	14,076	19,019	17,296	12,823
Consolidated	70,882	61,419	66,066	65,152	68,751	59,612

Gross Margin
Presstek
Equipment	11.0%	9.2%	11.2%	13.0%	8.5%	-0.3%
Consumables	45.5%	43.6%	43.6%	41.8%	46.2%	45.7%
Service	25.6%	25.3%	28.0%	22.4%	11.1%	14.7%
Lasertel	14.2%	14.2%	20.1%	17.6%	30.3%	-16.9%
Consolidated	29.3%	29.4%	29.3%	28.4%	27.1%	24.8%

Operating Expense (Excluding Special Charges)	$17,157	$17,972	$17,514	$18,459	$22,290	$20,722

Profitability
Net income (loss)	$2,746	$(423)	$4,697	$(978)	$(4,830)	$(3,616)
Add back: Net (income) loss from discontinued operations	$(167)	$383	$2,803	$112	$(24)	$(10)
Net income (loss) from continuing operations	$2,579	$(40)	$7,500	$(866)	$(4,854)	$(3,626)
Add back:
Interest	538	644	612	754	842	757
Other (income) expense	78	(548)	(50)	143	151	(171)
Tax charge (benefit)	411	224	(11,880)	(317)	(626)	(3,324)
Incremental charges	0	0	0	1,020	4,917	6,286
Other charges (credits)	0	(208)	5,689	335	793	399
Operating income (loss) from continuing operations	3,606	72	1,871	1,069	1,223	321
Add back:
Depreciation and amortization	2,487	2,566	2,502	2,437	2,425	2,321
Other income (expense)	(78)	548	50	(143)	(151)	171
EBITDA From Continuing Operations (A)	$6,015	$3,186	$4,423	$3,363	$3,497	$2,813

Cash Earnings From Continuing Operations
Net income from continuing operations	2,579	(40)	7,500	(866)	(4,854)	(3,626)
Add back:
Other charges (credits)	0	(208)	5,689	335	793	399
Depreciation and amortization	2,487	2,566	2,502	2,437	2,425	2,321
Non cash portion of equity compensation (2006 forward 123R related)	30	146	167	306	2,491	650
Non cash portion of taxes	143	143	(11,234)	(254)	(1,408)	(2,767)
Cash Earnings From Continuing Operations (A)	5,239	2,607	4,624	1,958	(553)	(3,023)

Working Capital
Current assets (excluding net assets of discontinued operations)	$103,598	$102,498	$115,419	$122,727	$123,465	$114,843
Current liabilities
Short-term debt	14,466	16,000	22,000	29,000	28,000	28,000
All other current liabilities	44,983	42,834	45,498	48,067	49,354	45,602
Current liabilities	59,449	58,834	67,498	77,067	77,354	73,602
Working capital	44,149	43,664	47,921	45,660	46,111	41,241
Add back short-term debt	14,466	16,000	22,000	29,000	28,000	28,000
Working capital, excluding short-term debt (A)	$58,615	$59,664	$69,921	$74,660	$74,111	$69,241

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000
Line of credit	7,466	9,000	15,000	22,000	21,000	21,000
Long-term debt, net of current portion	19,000	17,250	15,500	13,750	12,000	10,250
Total debt	33,466	33,250	37,500	42,750	40,000	38,250
Cash	8,566	6,345	9,449	5,711	7,319	8,253
Debt net of cash	$24,900	$26,905	$28,051	$37,039	$32,681	$29,997

Days Sales Outstanding	52	60	62	73	68	70

Days Inventory Outstanding	53	61	61	69	69	78

Capital Expenditures	$874	$1,117	$736	$1,330	$748	$455

Employees	878	852	813	813	792	770

(A)EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

**Certain amounts may be subject to reclassification to conform to current presentation.